Exhibit 31.2

I, Anthony M. Puleo, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Bluegreen Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Anthony M. Puleo

Anthony M. Puleo,
Chief Financial Officer
Date: April 29, 2011